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EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

MARCH 2002

Sauer-Danfoss Inc.	U.S. Corporation	Holding Company
Sauer-Danfoss (US) Company	U.S. Corporation	Manufacturing
Sauer-Danfoss (NA) Company	U.S. Corporation	Manufacturing
Control Concepts, Inc	U.S. Corporation	Inactive
Sauer-Danfoss (Hillsboro) Company	U.S. Corporation	Manufacturing
SUSA Holding of LaSalle County, Inc	U.S. Corporation	Real Property Holding
SUSA Holding of Story County, Inc	U.S. Corporation	Real Property Holding
SUSA Holding of Stephenson County, Inc	U.S. Corporation	Real Property Holding
Hydro-Gear, Inc	U.S. Corporation	Partner
Hydro-Gear Limited Partnership	U.S. Partnership	Manufacturing
TSD Integrated Controls LLC	U.S. Limited Liability Company	Manufacturing
Sauer-Danfoss Pty Ltd.	Australian Corporation	Sales Company
Sauer-Danfoss NV	Belgium Corporation	Sales Company
Hydrover Valvukua SA	Brazil Corporation	Manufacturing
Sauer-Danfoss Ltda.	Brazil Limited Liability Company	Sales Company
Sauer Shanghai Hydrostatic Transmission Co. Ltd.	China Corporation	Manufacturing
Sauer-Danfoss (Nordborg) A/S	Denmark Corporation	Manufacturing
Sauer-Danfoss A/S	Denmark Corporation	Sales Company
Sauer-Danfoss Holding A/S	Denmark Corporation	Holding Company
Oy Sauer-Danfoss AB	Finland Corporation	Sales Company
Sauer-Danfoss (Bologna) SpA	Italy Corporation	Manufacturing
Sauer-Danfoss S.r.l.	Italy Corporation	Sales Company
Sauer-Danfoss-Daikin Ltd	Japanese Corporation	Sales Company
Daikin Sauer-Danfoss Manufacturing Ltd	Japanese Corporation	Manufacturing
Sauer-Danfoss (Swindon) Ltd	U.K. Corporation	Manufacturing
Sauer-Danfoss (Holdings) Ltd.	U.K. Corporation	Holding Company
Sauer-Danfoss Limited	U.K. Corporation	Sales Company
Sauer-Danfoss (Neumunster) GmbH & Co. OHG	Germany Partnership	Manufacturing
Sauer-Danfoss (Neumunster) GmbH	Germany Corporation	Holding/Management
Company
Sauer-Danfoss Informatik GmbH	Germany Corporation	Information Services
Sauer-Danfoss GmbH	Germany Corporation	Sales Company
Sauer-Danfoss IT Europe GmbH	Germany Corporation	Information Services
Custom Design Electronics of Sweden AB	Sweden Corporation	Holding Company
Sauer-Danfoss (Almhult) AB	Sweden Corporation	Manufacturing
Sauer-Danfoss AB	Sweden Corporation	Sales Company
Sauer-Danfoss BV	Netherlands Corporation	Sales Company
Sauer-Danfoss sarl	France Corporation	Sales Company
Sauer-Danfoss s.r.o	Slovakia Corporation	Sales Company
Sauer-Danfoss (Povaska Bystrica) a.s	Slovakia Corporation	Manufacturing
Sauer-Danfoss (Dubnica) a.s	Slovakia Corporation	Manufacturing
Sauer Hydratec GmbH	Germany Corporation	Inactive
Sauer-Danfoss SA	Spain Corporation	Sales Company
Sauer-Danfoss India Private Limited	India Corporation	Sales Company
Sauer-Danfoss K.K.	Japan Corporation	Sales Company

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Sauer-Danfoss A/S	Norway Corporation	Sales Company
Sauer-Danfoss sp.z.o.o.	Poland Corporation	Manufacturing
Sauer-Danfoss Pte. Ltd.	Singapore Corporation	Sales Company
Merkur Hydraulika a.s.	Slovakia Corporation	Manufacturing
Danfoss Fluid Power AB	Sweden Corporation	Inactive
Integrated Control Technologies Ltd.	U.K. Corporation	Inactive
Italdigit s.r.l.	Italy Corporation	Manufacturing

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  EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT MARCH 2002